SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                   FORM 8-K/A


                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


              Date of Report
             (Date of earliest
              event reported):        December 28, 2001


                             A. O. Smith Corporation
             (Exact name of registrant as specified in its charter)

     Delaware                        1-475                      39-0619790
  (State or other               (Commission File               (IRS Employer
  jurisdiction of                    Number)                 Identification No.)
   incorporation


                P.O. Box 245009, Milwaukee, Wisconsin 53224-9509
          (Address of principal executive offices, including zip code)


                                 (414) 359-4000
                         (Registrant's telephone number)

A. O. Smith Corporation (the "Company") hereby amends Item 7 of the Company's Current Report on Form 8-K dated December 28, 2001, reporting the Company's acquisition of all the issued and outstanding shares of common stock of State Industries, Inc. ("State Industries") to include the requisite historical financial statements of State Industries and pro forma financial statements of the Company. The complete text of Item 7 as amended is as follows:

Item 7 - Financial Statements, Pro Forma Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired

     Financial statements of State Industries are included as follows:

     As of December 31, 2000 and for the year ended December 31, 2000.
          o    Report of Independent Auditors
          o    Consolidated Balance Sheet
          o    Consolidated Statement of Operations
          o    Consolidated Statement of Changes in Stockholder's Equity
          o    Consolidated Statement of Cash Flows
          o    Notes to Consolidated Financial Statements

     As of September 29, 2001 and for the nine months ended September 29, 2001 and September 30, 2000.
          o    Unaudited Condensed Consolidated Balance Sheet
          o    Unaudited Condensed Consolidated Statement of Operations
          o    Unaudited Condensed Consolidated Statement of Cash Flows
          o    Unaudited Notes to Condensed Consolidated Financial Statements

     (b) Pro Forma Financial Information

     Pro forma financial statements of A. O. Smith Corporation are included as follows:

     Pro Forma Condensed Consolidated Financial Statements
          o Condensed Consolidated Statements of Earnings for the year ended December 31, 2000 and nine months ended September 30, 2001, and related notes

     (c)  Exhibits

     The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

                          Independent Auditors' Report
                          ----------------------------


The Board of Directors
State Industries, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of State Industries, Inc. and Subsidiaries (a wholly-owned subsidiary of Ocelot Oil Corp.) as of December 31, 2000, and the related consolidated statements of operations, changes in stockholder's equity and comprehensive income (loss), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of State Industries, Inc. and Subsidiaries as of December 31, 2000, and the results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



February 2, 2001,
Except for Notes 7, 11, 14, 16(a), and 18, as to which the date is November 27, 2001, and note 19, as to which the date is March 6, 2002

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                           Consolidated Balance Sheet

                                December 31, 2000
                                     Assets
Current assets:
       Cash and cash equivalents                                                   $     5,101,856
       Receivables:
           Trade accounts                                                               62,248,247
           Other                                                                         1,070,660
                                                                                     ----------------
                                                                                        63,318,907
           Less allowance for doubtful receivables                                       3,025,970
                                                                                     ----------------
                Net receivables                                                         60,292,937

       Inventories                                                                      18,936,225
       Refundable income taxes, current portion                                          2,415,830
       Prepaid expenses                                                                  3,628,570
       Deferred income taxes                                                            13,369,320
                                                                                     ----------------
                Total current assets                                                   103,744,738

 Property, plant and equipment, at cost:
       Land                                                   $     1,465,160
       Land improvements                                            3,525,052
       Buildings and improvements                                  34,647,564
       Machinery and equipment                                    115,633,137
       Office furniture and equipment                              17,112,801
       Construction in progress                                     3,927,759
                                                                ----------------
                                                                  176,311,473
       Less accumulated depreciation and amortization             125,432,873
                                                                ----------------
                Net property, plant and equipment                                       50,878,600

 Other assets:
       Assets held for sale                                           233,965
       Deferred income taxes                                       13,146,038
       Goodwill, net                                                1,489,787
       Refundable income taxes, excluding current portion           3,873,922
       Other                                                        2,005,875
                                                                ----------------
                Total other assets                                                      20,749,587
                                                                                     ----------------

                                                                                   $   175,372,925
                                                                                     ================
          See accompanying notes to consolidated financial statements.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                      Consolidated Balance Sheet, Continued

                      Liabilities and Stockholder's Equity

Current liabilities:
       Current installments of long-term debt                                      $    48,661,564
       Accounts payable, including checks written in
           excess of bank balance of approximately
           $17,600,000                                                                  42,842,172
       Accrued expenses:
          Compensation and benefits                           $     4,104,428
          Pension                                                     792,737
          Self-insurance, current portion                          14,192,091
          Customer rebates                                         11,187,619
          Legal and other related costs                            11,221,768
          Taxes, other than income taxes                            1,322,351
          Interest                                                    414,681
          Due to parent company                                     9,766,268
                                                                ----------------
               Total accrued expenses                                                   53,001,943

       Provision for warranties, current portion                                         4,204,650
       Income taxes                                                                         27,467
                                                                                     ----------------
               Total current liabilities                                               148,737,796

 Provision for warranties, excluding current portion                                     6,000,000
 Pension                                                                                 5,831,476
 Self-insurance, excluding current portion                                              12,585,046
 Other long-term liabilities                                                             2,021,312
                                                                                     ----------------
               Total liabilities                                                       175,175,630

 Stockholder's equity:
       Common stock of $1 par value.  Authorized 200,000
          shares; issued and outstanding 90,000 shares                 90,000
       Additional paid-in capital                                     938,389
       Retained earnings                                              (90,329)
       Equity adjustment from foreign currency translation           (740,765)
                                                                ----------------
                Total stockholder's equity                                                 197,295
                                                                                     ----------------

                                                                                   $   175,372,925
                                                                                     ================
          See accompanying notes to consolidated financial statements.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                      Consolidated Statement of Operations

                          Year ended December 31, 2000
Sales                                                                              $   384,863,457

Sales adjustments:
     Returns and allowances                                   $    16,847,383
     Discounts                                                      6,886,750
     Customer rebates                                              23,389,641
     Freight-out costs                                             17,141,169
                                                                ----------------
           Total sales adjustments                                                      64,264,943
                                                                                     ----------------

           Net sales                                                                   320,598,514

Cost of sales                                                                          272,396,326
                                                                                     ----------------

        Gross profit                                                                    48,202,188

Selling, general and administrative expenses                                            54,218,511
                                                                                     ----------------

        Operating loss before impairment of assets                                      (6,016,323)

Impairment of assets                                                                    10,357,061
                                                                                     ----------------

        Operating loss                                                                 (16,373,384)

Other deductions:
     Interest expense, net                                         (5,796,204)
     Miscellaneous, net                                            (1,428,601)
     Loss on disposal of assets                                       (11,030)
     Management fee expense                                        (2,998,046)
                                                                ----------------
        Total other deductions                                                         (10,233,881)
                                                                                     ----------------

        Loss before income tax benefit                                                 (26,607,265)

Income tax benefit                                                                      (5,953,947)
                                                                                     ----------------

        Net loss                                                                   $   (20,653,318)
                                                                                     ================

          See accompanying notes to consolidated financial statements.

                     STATE INDUSTRIES, INC. AND SUBISIDIARES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

            Consolidated Statement of Changes in Stockholder's Equity
                         and Comprehensive Income (Loss)

                          Year ended December 31, 2000

                                                                                                   Equity
                                                                                                  Adjustment
                                                              Additional                          From Foreign
                                                Common        Paid-in           Retained           Currency
                                                Stock         Capital           Earnings          Translation            Total

 Balance at December 31, 1999            $        90,000       938,389          20,562,989         (742,774)          20,848,604

 Net loss                                              -             -         (20,653,318)               -          (20,653,318)

 Equity adjustment from
      foreign currency translation                     -             -                   -            2,009                2,009
                                            --------------  -------------    ---------------   ---------------    ----------------

 Balance at December 31, 2000            $        90,000       938,389             (90,329)        (740,765)             197,295
                                            ==============  =============    ===============   ===============    ================

 Comprehensive Loss:
----------------------------------------


      Net loss                           $   (20,653,318)

      Equity adjustment from
          foreign currency translation             2,009
                                            --------------

      Comprehensive loss                 $   (20,651,309)
                                            ==============

          See accompanying notes to consolidated financial statements.

                                      STATE INDUSTRIES, INC. AND SUBISIDIARES
                                  (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)
                                        Consolidated Statement of Cash Flows
                                            Year ended December 31, 2000
Net loss                                                                                         $     (20,653,318)

Adjustments to reconcile net loss to net
      cash provided by operating activities:
        Depreciation and amortization                                     $      12,670,803
        Provision for doubtful accounts                                             (65,166)
        Adjustment of inventories to LIFO cost basis                               (104,408)
        Provision for pension benefit                                              (575,644)
        Provision for deferred income taxes, net of allowance                    (6,003,360)
        Loss on impairment of assets                                             10,357,061
        Loss on disposal                                                             11,030
        Effect of exchange rates on assets and liabilities
           of foreign subsidiaries                                                    2,009
        (Increase) decrease in assets:
           Receivables, net of allowance                                          6,499,052
           Inventories                                                            1,737,359
           Prepaid expenses                                                        (899,975)
           Other assets                                                            (291,130)
        Increase (decrease) in liabilities:
           Accounts payable                                                       2,082,745
           Accrued expenses                                                       4,196,627
           Due to parent company                                                  2,897,129
           Income taxes                                                              (5,350)
                                                                           -----------------
                     Total adjustments                                                                  32,508,782
                                                                                                   ------------------
                     Net cash provided by operating activities                                          11,855,464

Cash flows from investing activities:
      Proceeds from sale of property and equipment                                   78,125
      Purchases of property and equipment                                        (7,682,764)
                                                                           -----------------
                     Net cash used by investing activities                                              (7,604,639)

Cash flows from financing activities -
      principal payments on long-term debt                                                              (1,819,959)
                                                                                                   ------------------
                     Net increase in cash and cash equivalents                                           2,430,866

Cash and cash equivalents at beginning of year                                                           2,670,990
                                                                                                   ------------------
Cash and cash equivalents at end of year                                                         $       5,101,856
                                                                                                   ==================
      Supplemental Disclosures of Cash Flow Information:

Income taxes paid                                                                                $          23,500
                                                                                                   ==================
Interest paid                                                                                    $      (5,234,271)
                                                                                                   ==================
Interest received                                                                                $          15,600
                                                                                                   ==================

          See accompanying notes to consolidated financial statements.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                   Notes to Consolidated Financial Statements

                                December 31, 2000

(1)  Nature of Operations

     The Company and its subsidiaries manufacture and sell water heaters, pump tanks, and appliance component parts throughout North America and Europe. Sales are primarily to retail companies, such as hardware and home centers, and plumbing wholesalers.

(2)  Summary of Significant Accounting Policies

     (a)  Parent Company

          The Company is a wholly-owned subsidiary of Ocelot Oil Corp.
          ("Ocelot").

     (b)  Principles of Consolidation

          The consolidated financial statements include the accounts of State Industries, Inc. and its wholly-owned subsidiaries, APCOM, Inc., State Water Heaters (UK) Ltd., and State France S.A. Also included are the accounts of State France S.A.'s wholly-owned subsidiary, Societe Thermique de Valence (S.T.V.).

          Significant intercompany transactions have been eliminated in consolidation. Financial information of State Water Heaters (UK) Ltd., State France S.A. and Societe Thermique de Valence (S.T.V.) have been translated to U.S. dollars using applicable exchange rates. The equity adjustment from foreign currency translation is related to the consolidation of State Water Heaters (UK) Ltd., State France S.A. and Societe Thermique de Valence (S.T.V.).

     (c)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (d)  Cash Equivalents

          Cash equivalents include all highly-liquid debt instruments with a maturity of three months or less.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                   Notes to Consolidated Financial Statements

                                December 31, 2000


(2)  Summary of Significant Accounting Policies, Continued

     (e)  Inventories

          Inventories of State Industries, Inc. are stated at cost, with cost determined by use of the last-in, first-out (LIFO) method. Inventories of APCOM, Inc., State Water Heaters (UK) Ltd., State France S.A. and Societe Thermique de Valence (S.T.V.) are stated at the lower of cost or market with cost determined by use of the first-in, first-out
          (FIFO) method. See note 4.

     (f)  Property, Plant and Equipment

          Property, plant and equipment is stated at cost. Depreciation of plant and equipment is provided over their estimated useful lives using the straight-line method. Buildings are generally depreciated over forty years while machinery and equipment is depreciated over seven to ten years.

          Expenditures for maintenance and repairs are expensed when incurred. Expenditures for renewals or betterments are capitalized. When property is retired or sold, the cost and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is included in operations.

          Management evaluates the recoverability of these assets on an ongoing basis and recognizes any impairment in the year of determination. It is reasonably possible that relevant conditions could change in the near term and necessitate a change in management's estimate of the recoverability of these assets. See note 5.

     (g)  Intangible Assets

          Intangible assets consist of goodwill associated with the purchase of interests in various subsidiaries, goodwill and non-compete amounts associated with the purchase of competitor assets, and loan costs. These assets are amortized on a straight-line basis over their lives which are estimated to be fifteen to twenty years for goodwill, ten years for non-compete, and five years for loan costs. See note 6.

          Management evaluates the recoverability of these assets on an ongoing basis in comparison to projections of future profitability and industry and economic conditions. It is reasonably possible that such conditions could change in the near term and necessitate a change in management's estimate of the recoverability of such assets.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                   Notes to Consolidated Financial Statements

                                December 31, 2000

(2)  Summary of Significant Accounting Policies, Continued

     (h)  Self-Insurance Liabilities

          The self-insurance liabilities are based upon loss reports on individual cases and an amount, based on industry data, for losses incurred but not reported. Such liabilities are necessarily based on estimates and, while management believes that the amount is adequate, the ultimate liability may be in excess of or less than the amounts provided. The methods for making such estimates and for establishing the resulting liability are developed actuarially and are continually reviewed, with any adjustments necessary reflected in current year operations. Due to their nature, it is reasonably possible that the estimates of these self-insurance liabilities could change significantly over time if circumstances so warrant.

          The Company records its estimate of the self-insurance liabilities on a discounted basis. The portion of the self-insurance liabilities included in current liabilities is an estimate of the expenditures necessary in the following year. See note 8.

     (i)  Warranties

          Estimated expenses relating only to contractual costs required to be paid under the Company's product warranties are provided in the year of sale.

          Historical warranty cost information is not available as the Company's contractual costs are commingled with other payments to customers such as other returns and allowances and costs incurred for customer relations purposes and it is presently impractical to segregate such amounts. In addition, the Company lacks other key information, such as records pertaining to the pattern of warranty returns by year of manufacture, with which to historically estimate its warranty liability. Due to this lack of historical information, the warranty provision at any point in time is based on management's estimate in conjunction with industry practice.

          Management believes the estimate of its warranty liability is reasonable and does not expect a significant change in the near term. However, it is reasonably possible that the estimate of the warranty liability could change significantly over time if circumstances warrant or as adequate historical data is developed and analyzed.

          The portion of the warranty reserve included in current liabilities is an estimate of the expenditures necessary in the following year.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                   Notes to Consolidated Financial Statements

                                December 31, 2000

(2)  Summary of Significant Accounting Policies, Continued

     (j)  Income Taxes

          Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes relate primarily to operating loss carryforwards for income tax purposes and to differences between the basis of receivables, inventories, property, plant and equipment, and provisions for insurance, pension and warranties for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The recovery of the deferred income tax assets is based upon the future profitability of the Company. See note 11.

     (k)  Advertising Costs

          Advertising costs are expensed as incurred. See note 12.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                   Notes to Consolidated Financial Statements

                                December 31, 2000

(3)  Concentrations

     (a)  Cash and Cash Equivalents

          The Company generally maintains cash and cash equivalents on deposit at banks in excess of federally insured amounts. The Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk on cash.

     (b)  Trade Receivables

          Concentrations in trade receivables as of December 31, 2000 are approximately as follows:

              Retail companies:
                  Major customer                                 $ 13,283,000
                  Other retail companies                           14,301,000
                                                                  -----------
                  Total retail companies                           27,584,000

              Plumbing wholesalers:
                  Major customer                   $ 11,132,000
                  Other plumbing wholesalers         14,022,000
                                                    -----------
                  Total plumbing wholesalers                       25,154,000

              Export and foreign customers                          4,403,000
              Other customers                                       5,108,000
                                                                  -----------
                                                                 $ 62,249,000
                                                                  ===========

          The Company generally does not require collateral to secure its trade receivables.

     (c)  Major Customers

          Net sales of approximately $96,000,000 were made to two major customers during 2000.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                   Notes to Consolidated Financial Statements

                                December 31, 2000

(4)  Inventories

     A summary of inventories as of December 31, 2000 is as follows:

         Raw materials                                           $ 12,185,855
         Work-in-process                                            7,897,348
         Finished goods                                            14,469,418
                                                                  -----------
                                                                   34,552,621
         Reduction to LIFO cost basis                              15,616,396
                                                                  -----------
                                                                 $ 18,936,225
                                                                  ===========

     Inventories valued using the LIFO method comprised approximately 68% of consolidated inventories at December 31, 2000.

(5)  Impairment of Assets

     During 2000, the Company decided to discontinue one of its product lines and valued the related assets at net realizable value. Accordingly, the Company recognized approximately $2,559,000 of impairment in certain equipment, inventory and maintenance supplies related to this product line. This impairment is reflected in the consolidated financial statements as impairment of assets. See note (14) also for additional impairment recorded related to the Company's foreign operations.

(6)  Goodwill

     Goodwill is comprised of APCOM, Inc.'s purchase of a competitor's assets, net of amortization of $601,141.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

              Notes to Consolidated Financial Statements, Continued

                                December 31, 2000

(7)  Long-term Debt

     A summary of long-term debt as of December 31, 2000 is as follows:

     Revolving credit agreements totaling $64,000,000, interest payable at variable rates subject to interest rate swap contracts, maturing in August 2002. See
     note 8.                                                     $ 32,790,421

     Term note payable agreements totaling $25,000,000 due
     in quarterly installments of $1,000,000, plus interest
     subject to interest rate swap contracts, to July 2002,
     with the unpaid balance due in August 2002.                   13,361,363

     Capital expenditure note payable agreements totaling
     $7,000,000 due in quarterly installments of $125,000,
     plus interest subject to interest rate swap contracts,
     to July 2002, with the unpaid balance due in August
     2002.                                                          2,000,000

     Other                                                            509,780
                                                                  -----------

         Total long-term debt                                    $ 48,661,564
                                                                  ===========

     See note (19) for subsequent events affecting long-term debt.

     This debt is secured by substantially all assets of the Company.

     The Company has entered into interest rate swap contracts that limited the interest rate to 9.35% at December 31, 2000 for the term and capital expenditure note payable agreements and a portion of the revolving credit agreements (approximately $19,600,000 at December 31, 2000), up to a total debt of $35,000,000. The remaining revolver balance at December 31, 2000 was subject to a 9.75% interest rate. These interest rate swap contracts expire in March of 2003 and 2005. If the Company terminates the swap contracts prior to their maturity dates a significant early termination fee could be required.

     The provisions of the debt agreements place certain restrictions and limitations upon the Company and its subsidiaries. These include maintenance of certain financial ratios and restrictions or limitations on the payment of dividends, capital expenditures, advances to related parties and affiliates, investments, sales or rentals of property, and additional borrowings.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

              Notes to Consolidated Financial Statements, Continued

                                December 31, 2000


(7)  Long-term Debt, Continued

     The Company was in violation of several covenants as of December 31, 2000 for which a subsequent forbearance agreement with the lenders was negotiated. See note 18.

     Management believes that the carrying amount of its long-term debt approximates fair value considering current economic and operational conditions.

(8)  Self-Insurance Liabilities

     The Company self-insures its product liability claims, up to $3,000,000 per claim and $6,000,000 for total claims in each policy year, with insurance coverage obtained for claims in excess of those amounts. The Company also self-insures its workers' compensation and auto claims with insurance coverage obtained for claims over $250,000.

     As of December 31, 2000, the Company's accrual for these self-insurance liabilities amounted to approximately $31,000,000 on a gross basis and $26,800,000 on a discounted basis using a 6% discount rate.

     The Company provided a letter of credit of $2,500,000 at December 31, 2000 related to this insurance coverage which, along with two other letters of credit totaling $975,000 related to other matters, reduces the Company's available credit under its revolving credit agreements. See note 7. Additionally, as of December 31, 2000, approximately $190,000 of deposits classified as other assets are pledged to third parties related to this self-insurance. The Company has also posted a surety bond in the amount of $1,500,000 related to this self-insurance.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

              Notes to Consolidated Financial Statements, Continued

                                December 31, 2000

(9)  Pension Plans

     (a)  State Industries, Inc.

     State Industries, Inc. sponsors a noncontributory defined benefit pension plan for substantially all of its employees. Pension benefits begin to vest after three years of service and are based on years of service and average salary of the highest five consecutive calendar years. The Company's funding policy is to contribute funds to a trust as necessary to provide for current service and for any unfunded benefit obligation over a reasonable period. To the extent that these requirements are fully covered by assets in the trust, a contribution may not be made in a particular year. The plan had an excess of plan assets over its projected benefit obligation in 1986 when FAS No. 87 was adopted. This transition asset is being amortized to offset annual pension expense over fifteen years.

     Information regarding the plan as of December 31, 2000 is as follows:

        Benefit obligation                              $  57,688,955
        Fair value of plan assets                         (56,368,135)
                                                         -------------
        Funded status                                   $  (1,320,820)
                                                         =============
        Accrued benefit cost recognized in the
        consolidated financial statements               $   5,831,476
                                                         =============

        Benefit cost                                    $    (575,988)
                                                         =============
        Employer Contribution                           $           -
        Benefits paid                                   $   2,501,300
                                                         =============

     Assumptions used in determining the preceding pension information as of December 31, 2000 are as follows:

        Discount rate                              7.75%
        Expected return on plan assets             8.5%
        Rate of compensation increase              5%

     The Company converted this pension plan to a cash balance plan as of January 1, 1999.

     The Company does not anticipate paying any significant amounts of the recognized accrued benefit cost during 2001. Accordingly, this liability is reflected as long-term in the consolidated financial statements.

     It is reasonably possible the funded status and/or accrued benefit cost related to the plan could change materially in the near term due to assumption changes, market fluctuations or other matters.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

              Notes to Consolidated Financial Statements, Continued

                                December 31, 2000

(9)  Pension Plans, Continued

     (a)  State Industries, Inc., Continued

          Effective January 1, 1999, State Industries, Inc. implemented a 401(k) defined contribution plan that covers substantially all of its employees. According to the provisions of the plan, the Company will match 50% of each participant's salary deferral up to 5% of their salary. Employer matching contributions begin to vest after one year of credited service and are fully vested after five years. Contributions to this plan amounted to approximately $780,000 for 2000.

          State Industries, Inc. has entered into a deferred compensation agreement with certain of its key employees. Under the terms of the agreement, the employees defer a portion of their salary annually, to be received upon their retirement. No deferrals can be made until 2000. The minimum deferral that can be made is $1,000 and the maximum is 25% of the participant's salary and 95% of the participant's bonus. Company matching contributions are made at management's discretion and have been set at 50% of the first 10% of compensation deferred during 2000. Matching contributions of approximately $64,000 were made during 2000.

     (b)  APCOM, Inc.

          APCOM, Inc. sponsors a separate money purchase pension plan covering substantially all its employees. Employer contributions are made in amounts equal to a certain percentage of employee compensation. The expense associated with this plan was approximately $684,000 during 2000. The Company also sponsors a 401(k) plan. The Company is not required to contribute to this plan and did not contribute during 2000.

          Effective December 1998, APCOM entered into a deferred compensation agreement with one of its officers. Under the terms of the agreement, the Company will pay $20,000 per month to the officer upon his retirement (effective July 1999) for the officer's life or his spouse's life, if he predeceases her.

(10) Self-Insured Medical Plans

     The Company and its subsidiary, APCOM, Inc., both sponsor medical benefit plans for all full-time employees and their dependents. The contribution rate of employees is based upon the number of years of employment and type of coverage. The Company and its subsidiary contributes any additional amount required to provide benefits. The contributions for both plans amounted to approximately $8,600,000 during 2000.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

              Notes to Consolidated Financial Statements, Continued

                                December 31, 2000

(11) Income Taxes

     The provision for income taxes during 2000 is as follows:

         Current tax expense:
              Federal                                               $    26,279
              State                                                      23,134
                                                                     ----------
                  Total current tax expense                              49,413

         Deferred income tax benefit:
              Federal                                 $ (8,624,642)
              State                                     (1,310,918)
                                                       -----------
                  Total deferred income tax benefit                  (9,935,560)

         Increase in valuation allowance                              3,932,200
                                                                     ----------

                  Total provision for income taxes                  $(5,953,947)
                                                                     ==========

     The Company and its U.S. subsidiaries file a consolidated federal income tax return on a calendar year basis with its parent, Ocelot Oil Corp. Federal net operating loss carryforwards of the consolidated group approximate $5,500,000 at December 31, 2000 and are generally available for federal tax purposes from 2017 through 2020.

     Net deferred income taxes in the balance sheet as of December 31, 2000 include the following amounts of deferred income tax assets and liabilities:
                                           Current     Long-term        Total
                                           -------     ---------        -----
       Deferred income tax assets       $ 13,369,320   21,028,343    34,397,663
       Deferred income tax liabilities        -        (2,640,505)   (2,640,505)
                                         -----------  -----------   -----------
            Net deferred tax assets       13,369,320   18,387,838    31,757,158
       Less valuation allowance               -        (5,241,800)   (5,241,800)
                                         -----------  -----------   -----------
                                        $ 13,369,320   13,146,038    26,515,358
                                         ===========  ===========   ===========

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

              Notes to Consolidated Financial Statements, Continued

                                December 31, 2000

(11) Income Taxes, Continued

     Realization of the net deferred income tax assets of approximately $26,500,000 at December 31, 2000 is dependent on the Company generating sufficient taxable income with which to utilize the temporary differences and loss carryforwards giving rise to these assets. Although realization is not assured, management believes it is more likely than not that all of the deferred income tax assets will ultimately be realized. It is reasonably possible that the amount of the deferred income tax assets considered realizable, however, could be substantially reduced in the near term if the Company does not return to a profitable level of operations. The realization of the deferred income tax asset related to federal loss carryforwards (approximately $2,100,000 at December 31, 2000) could also be substantially reduced if limitations on the utilization of such carryforwards arise due to ownership changes in the Company. Certain credit carryovers may also expire before they can be utilized. The valuation allowance of approximately $5,200,000 as of December 31, 2000 was established to reduce the net deferred income tax assets to the amount that will more likely than not be realized because of these factors.

     During 1997, the Internal Revenue Service (IRS) commenced an examination of Ocelot Oil Corp.'s income tax return for the 1994 to 1997 tax years. During 2001, the IRS completed the examination and determined that there was no deficiency or overassessment for these tax years.

     During 2000 and 2001, the Company filed for income tax refunds totaling approximately $6,300,000 related to carryback of losses incurred in 2000 and prior years due to product liability payments. The Company collected a portion of these refunds during 2001 and, accordingly, the receivable related to that portion has been classified as a current asset in the consolidated financial statements. The remaining receivable is not expected to be received until 2002 or later and has been classified as a long-term asset in the consolidated financial statements.

     See note (19) for subsequent events.

(12) Advertising Costs

     Advertising costs of approximately $9,100,000 were expensed during 2000.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                   Notes to Consolidated Financial Statements

                                December 31, 2000


(13) Research and Development Costs

     Research and development costs of approximately $2,500,000 were expensed during 2000.

(14) Foreign Operations

     The operations of the Company's foreign-based subsidiaries accounted for approximately 4% of the Company's net sales during 2000 and for approximately 3% of the Company's total assets as of December 31, 2000.

     As of December 31, 2000, the Company considered the value of certain assets of its European manufacturing subsidiaries State France S.A. and Societe Thermique de Valence (S.T.V.) to be impaired. A summary of the assets and their approximate impairment is as follows:

            Accounts receivable                      $  1,040,000
            Inventories                                 2,770,000
            Property, plant and equipment               1,520,000
            Goodwill                                    2,390,000
            Other                                          80,000
                                                      -----------

            Total impairment                         $  7,800,000
                                                      ===========

     This impairment is reflected in the consolidated financial statements as impairment of assets.

     See note (19) for subsequent events affecting foreign subsidiaries.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                   Notes to Consolidated Financial Statements

                                December 31, 2000

(15) Commitments

     (a)  Operating Lease Agreements

     The Company utilizes data processing and transportation equipment under lease arrangements classified as operating leases. Total rent expense amounted to approximately $5,800,000 during 2000. Transportation equipment rental related to product delivery is presented as a reduction of sales. Rent expense includes contingent rentals for transportation equipment, which is based on miles driven.

     The following is a schedule by years of the approximate future minimum lease payments required under the non-cancelable operating leases as of December 31, 2000:

                                  Other        Transportation
            Year                 Equipment        Equipment          Total
            ----                 ---------        ---------          -----
            2001               $   163,000        2,866,000       3,029,000
            2002                   119,000        1,960,000       2,079,000
            2003                    83,000        1,477,000       1,560,000
            2004                    69,000          756,000         825,000
            2005                    -               619,000         619,000
        Later years                 -             1,054,000       1,054,000
                                ----------      -----------     -----------

                               $   434,000        8,732,000       9,166,000
                                ==========      ===========     ===========

     Insurance and maintenance expenses related to operating leases are generally the obligation of the Company. It is expected that in the normal course of business, most operating leases that expire will be renewed or replaced by similar leases; thus, it is anticipated that future rent expense will not be substantially less than the expense amount shown for 2000.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

              Notes to Consolidated Financial Statements, Continued

                                December 31, 2000

(15) Commitments, Continued

     (b)  Trademark License Agreement

     The Company has entered into a trademark license agreement with a customer. The terms of the agreement require the Company to pay this customer royalties equal to 3% to 5% of net sales through December 31, 2002 with minimum royalty payments of $1,108,000 due in 2001 and $1,400,000 in 2002. The agreement is subject to renewal for an additional five years if certain performance goals are achieved. Royalties under this agreement amounted to approximately $1,392,000 during 2000.

     (c)  Other

     The Company has entered into an employment contract with an officer. Under the terms of the agreement, certain payments to this officer may be required based on the value of the Company upon the termination of his employment or change in control of the Company.

(16) Contingencies

     (a)  Class Action Lawsuit

     A class action suit was filed against the Company in 1999 related to certain water heaters manufactured from 1989 to the present. The suit alleges that the water heaters were defective and seeks to hold the Company responsible for the cost of replacing all such heaters that have not yet failed, reimbursement for all costs incurred by the class for replacement costs, and compensation for all property damage that class members have suffered from leaks. In May 1999, the class was certified by the court. During 2000, the Company reached a settlement related to this lawsuit and this settlement was approved by the Trial Court in July 2000. Based on this settlement, the estimated liability related to this lawsuit ranges from $10,600,000 to approximately $40,000,000.

     During 2000, certain members of the class objected to the settlement and appealed the Trial Court's ruling. During this appeal, the Appeals Court reversed the certification of the class. This certification reversal was appealed by the plaintiffs but the appeal was denied. Any payments related to this matter have been delayed pending the outcome of this process. As this matter develops, it is reasonably possible management's estimate of it could change and a change in the accrual could be required.

     See note (19) for subsequent events affecting this class action lawsuit.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

              Notes to Consolidated Financial Statements, Continued

                                December 31, 2000


(16) Contingencies, Continued

     (b)  Other

          There are numerous legal proceedings pending against the Company related to product liability, workers compensation, and auto claims. These are covered under the Company's self-insurance plan (see note 8) and through excess coverage insurance. In the opinion of management, any liabilities in excess of such insurance would not have a material adverse effect on the Company's consolidated financial position.

          Additionally, there are several other legal proceedings pending against the Company related to employee discrimination/harassment and environmental matters. The Company is uninsured in these matters but management does not expect the ultimate resolution of these matters to have a material adverse effect on the Company's consolidated financial position.

          As these matters develop, it is reasonably possible management's estimate of their effect could change and an accrual for additional liabilities could be required.

(17) Related Party Transactions

     The Company has entered into a management agreement with Ocelot, its parent. This agreement superseded a similar agreement with State Holding Company, a wholly-owned subsidiary of Ocelot, which was merged into Ocelot during 1997. The terms of this agreement require the Company to fund Ocelot's operations with a management fee equal to the principal and interest requirements of Ocelot's debt and other costs incurred, including income taxes. Management fee expense amounted to approximately $2,998,000 during 2000.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

              Notes to Consolidated Financial Statements, Continued

                                December 31, 2000

(18) Management's Plans for Future Operations

     The Company incurred losses of approximately $20,650,000 during 2000. These losses were exacerbated by various factors, including competitive pressures, the 1998 loss of a key customer, loss on impairment of assets of one of its subsidiaries and several other non-recurring charges (see notes 5, 16{a} and 14).

     These situations caused the Company to be in violation of several provisions of its loan agreement with its lender at times during this period. As a result, the Company operated under forbearance agreements with this lender during much of 2000 and 2001.

     In response to these situations, management has and continues to implement a cost reduction and manufacturing efficiency program, including initiatives such as reductions in work force, discontinuation of unprofitable production lines, increased employee contribution to health care programs, reduction in private trucking fleet cost, decrease in discretionary advertising and other selling expenses, ergonomic measures to reduce workers' compensation claims, and savings in the purchase of raw material commodities.

     The ability of the Company to continue as a going concern is dependent upon the continued success of the Company's initiatives. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     See note (19) for subsequent events affecting management's plan for future operations.

(19) Subsequent Events

     On December 28, 2001, 100% of the common stock of the Company was acquired by A. O. Smith Corporation. Prior to this acquisition, State France S.A. and Societe Thermique de Valence (S.T.V.) was transferred to the Company's parent, Ocelot Oil Corp., via a dividend. Additionally, all long-term debt of the Company was repaid in full and has therefore been classified as current in the Company's December 31, 2000 consolidated balance sheet. Based on recent developments in late 2001 related to the class action lawsuit, the Company has reduced its estimate of the ultimate liability related to this case. This change in the estimated liability was recognized in the December 28, 2001 balance sheet of the acquired Company.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                      Condensed Consolidated Balance Sheet

                               September 29, 2001

                             (Dollars in Thousands)
                                   (unaudited)

   Assets
         Current Assets
         Cash and cash equivalents                           $     7,033
         Receivables                                              55,703
         Inventories (note 2)                                     18,158
         Deferred income taxes                                    13,619
         Other current assets                                      9,633
                                                              ------------
         Total Current Assets                                    104,146

         Net property, plant and equipment                        48,222
         Net goodwill and other intangibles                        1,411
         Deferred income taxes                                    14,954
         Other assets                                              1,632
                                                              ------------
         Total Assets                                        $   170,365
                                                              ============

   Liabilities
         Current Liabilities
         Long-term debt in default (note 3)                  $    54,595
         Trade payables                                           49,285
         Accrued payroll and benefits                              5,608
         Accrued liabilities                                      32,259
         Product warranty                                          4,159
                                                              ------------
         Total Current Liabilities                               145,906

         Other liabilities                                        25,339
                                                              ------------
         Total Liabilities                                       171,245

   Stockholder's Deficit
         Common Stock                                                 90
         Capital in excess of par value                              938
         Accumulated deficit                                      (1,167)
         Accumulated other comprehensive loss                       (741)
                                                              ------------
         Total Stockholder's Deficit                                (880)
                                                              ------------
   Total Liabilities and Stockholder's Deficit               $   170,365
                                                              ============

See accompanying notes to unaudited condensed consolidated financial statements.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                 Condensed Consolidated Statement of Operations

           Nine Months ended September 29, 2001 and September 30, 2000

                             (Dollars in Thousands)
                                   (unaudited)

                                                September 29, 2001    September 30, 2000
                                                ------------------    ------------------
Net sales                                               $235,143              $240,834
Cost of products sold                                    193,707               201,530
                                                ------------------    ------------------
Gross profit                                              41,436                39,304

Selling, general and administrative expenses              36,764                40,387
Interest expense                                           3,991                 4,312
Other expense - net                                        2,530                 2,606
                                                ------------------    ------------------
                                                          (1,849)               (8,001)

Income tax benefit                                          (773)               (2,895)
                                                ------------------    ------------------

Net loss                                               $  (1,076)            $  (5,106)
                                                ==================    ==================


See accompanying notes to unaudited condensed consolidated financial statements.

                                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

                                 Condensed Consolidated Statement of Cash Flows

                           Nine Months Ended September 29, 2001 and September 30, 2000

                                             (Dollars in Thousands)
                                                   (unaudited)
                                                                          September 29,            September 30,
                                                                               2001                     2000
                                                                          -------------            --------------
Operating Activities
      Net loss from continuing operations                               $        (1,076)         $        (5,106)
      Adjustments to reconcile net loss to net cash
        provided by (used in) operating activities:
         Depreciation and amortization                                            7,734                    9,388
         Net change in current assets and liabilities                            (7,237)                   4,410
         Net change in other noncurrent assets and liabilities                    1,053                     (559)
         Other                                                                     (249)                      44
                                                                          --------------           --------------
Cash Provided by Operating Activities                                               225                    8,177

Investing Activities
      Capital expenditures                                                       (4,228)                  (5,618)
                                                                          --------------           --------------
Cash Used in Investing Activities                                                (4,228)                  (5,618)

Cash Flow Before Financing Activities                                            (4,003)                   2,559

Financing Activities
      Debt incurred                                                               5,934                        -
      Debt retired                                                                    -                   (1,311)
                                                                          --------------           --------------
Cash Provided by (Used in) Financing Activities                                   5,934                   (1,311)

      Net increase in cash and cash equivalents                                   1,931                    1,248
      Cash and cash equivalents-beginning of period                               5,102                    2,671
                                                                          --------------           --------------
Cash and Cash Equivalents - End Period                                  $         7,033          $         3,919
                                                                          ==============           ==============


See accompanying notes to unaudited condensed consolidated financial statements.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

              Notes to Condensed Consolidated Financial Statements

                               September 29, 2001
                                   (unaudited)
1.   Basis of Presentation
     The condensed consolidated financial statements presented herein are based on interim figures and have not been audited. In the opinion of the management of State Industries, Inc. (the Company), the accompanying unaudited consolidated financial statements contain all adjustments which the Company considers necessary for the fair presentation of its financial position as of September 29, 2001, and the results of its operations and cash flows for the nine-month periods ended September 30, 2000 and September 29, 2001. Results for interim periods presented are not necessarily indicative of results that may be expected for the entire year.

     The consolidated financial statements included herein have been prepared in accordance with generally accepted accounting principles and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 2000 which are included with the historical financial statements filed with this Form 8-K/A.

2.   Inventories (Dollars in Thousands)

                                                  September 29, 2001
                                                  ------------------
          Finished product                             $14,491
          Work in process                                7,703
          Raw materials                                 10,980
                                                  ------------------
                                                        33,174

          Allowance to state inventories at
                LIFO cost                               15,016
                                                  ------------------
                                                       $18,158
                                                  ==================

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

         Notes to Condensed Consolidated Financial Statements, Continued

                               September 29, 2001
                                   (unaudited)


3.   Long-Term Debt in Default

     The provisions of the Company's debt agreements place certain restrictions and limitations upon the Company and its subsidiaries. These include maintenance of certain financial ratios and restrictions or limitations on the payment of dividends, capital expenditures, advances to related parties and affiliates, investments, sales or rentals of property, and additional borrowings.

     The Company was in violation of several covenants as of September 29, 2001. On October 18, 2001, the Company negotiated a forbearance agreement with its lenders to be in effect until January 1, 2002. Accordingly, all debt has been classified as current as of September 29, 2001. See Note 5.

4.   Recently Issued Accounting Standards

     In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." Under the new rules, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company will apply the new accounting rules beginning January 1, 2002. The Company is currently assessing the financial impact SFAS No. 141 and No. 142 will have on its Consolidated Financial Statements and anticipates the impact will not be material.

5.   Subsequent Events

     On December 28, 2001, A .O. Smith Corporation acquired all of the issued and outstanding shares of common stock of the Company from the Company's parent, Ocelot Oil Corp., pursuant to a Stock Purchase and Sale Agreement dated as of September 13, 2001. As consideration for the shares of common stock of the Company, A. O. Smith Corporation paid $57.8 million in cash at the closing of the acquisition and assumed bank debt and related liabilities of the Company of $56.3 million. At the closing of the acquisition, A. O. Smith Corporation retired all of the assumed bank debt.

                     STATE INDUSTRIES, INC. AND SUBSIDIARIES
                 (A Wholly-Owned Subsidiary of Ocelot Oil Corp.)

         Notes to Condensed Consolidated Financial Statements, Continued

                               September 29, 2001
                                   (unaudited)

6.   Contingencies

     The Company is a defendant in three lawsuits pending at September 29, 2001, in state courts in Texas, California, and Alabama. The plaintiffs in each of these lawsuits are claiming they purchased a water heater manufactured by the Company which was defective, causing the plaintiffs to incur expenses for repair, replacement, or property damages. The Company ceased manufacturing this type of water heater in 1999. The plaintiffs in each lawsuit are seeking class action status. The Texas lawsuit was certified by the trial court as a class action in 1999. Subsequently, the Company and the class representatives entered into a settlement agreement which provided compensation for the class members. As a result of a class member's objection to the settlement, the appellate court, in reviewing the certification of the class and the objection to the settlement, overruled the trial court and in 2001 ordered the decertification of the class action. The Texas Supreme Court affirmed the appellate court decision. The Company filed a separate lawsuit which is pending in the federal District Court in Dallas, Texas, against the class representatives seeking to have the court declare that the Company has no obligation under the settlement agreement. The Company is vigorously contesting all of the claims in the three lawsuits. The Company believes that were there to be an adverse outcome with these lawsuits, it would not be material to the Company's financial condition. The insurer of the Company is disputing the insurability of these claims. The Company and its insurer are suing each other in a lawsuit which is pending in the federal District Court in Nashville, Tennessee, respectively seeking a declaration concerning the coverage provided, if any, by the insurance policies for these claims.

                             A. O. SMITH CORPORATION

                        Pro Forma Condensed Consolidated
                              Financial Statements

                                   (Unaudited)


The following unaudited pro forma condensed consolidated statements of earnings for the year ended December 31, 2000 and for the nine months ended September 30, 2001 (collectively, the Pro Forma Statements) were prepared to illustrate the estimated effects of the acquisition (the Acquisition) of all of the issued and outstanding shares of common stock of State Industries, Inc. (State Industries) by A. O. Smith Corporation (the Company), as if the acquisition had occurred as of the beginning of the respective periods presented.

The Pro Forma Statements do not purport to represent what the Company's results of operations would actually have been if the Acquisition in fact had occurred as of the beginning of the periods indicated, or to project the Company's results of operations for any future date or period.

The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, included in its Annual Report on Form 10-K for the year ended December 31, 2001.

The Acquisition will be accounted for using the purchase method of accounting. The total purchase price of $117.2 million will be allocated to the assets and liabilities of State Industries based upon their respective fair values, with the remainder allocated to goodwill. For purposes of the Pro Forma Statements, such allocation has been made based upon valuations and other studies, which may be subject to adjustment. Accordingly, the allocation of purchase price included in the accompanying Pro Forma Statements is preliminary.

The Company included the assets and liabilities of State Industries in its Consolidated Balance Sheet at December 31, 2001 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed on February 21, 2002.

                                            Unaudited Pro Forma Condensed Consolidated
                                                       Statement of Earnings

                                                   Year ended December 31, 2000
                                         (Dollars in Thousands, Except Per Share Amounts)

                                              Historical                     Pro Forma Adjustments
                                   ----------------------------------    ---------------------------------
                                                                             Eliminate
                                     The Company           State              State France       Other
                                                        Industries              S.A.(1)       Adjustments               Pro Forma
                                   ----------------------------------    ----------------------------------------------------------
Net sales                             $1,247,945           $320,598             $(12,367)       $16,441    (2)          $1,572,617
Cost of products sold                    999,821            272,396               (9,692)        13,815    (2)           1,276,340
                                   ------------------------------------------------------------------------------------------------
Gross profit                             248,124             48,202               (2,675)         2,626                    296,277

Selling, general and
      Administrative expenses            153,695             54,218               (3,035)        (1,946)   (2),(4)         202,932
Interest expense                          22,102              5,796                   (3)         2,059    (3)              29,954
Amortization of intangibles                6,932                  -                                 341    (4)               7,273
Impairment of assets                           -             10,357               (7,798)             -                      2,559
Other expense - net                          307              4,438                 (184)        (2,998)   (3)               1,563
                                   ------------------------------------------------------------------------------------------------
                                          65,088            (26,607)               8,345          5,170                     51,996
Provision for (benefit from)
      income taxes                        23,432             (5,954)                 (12)           958    (5)              18,424
                                   ------------------------------------------------------------------------------------------------

Earnings from continuing
    operations                        $   41,656          $ (20,653)            $  8,357        $ 4,212                 $   33,572
                                   ================================================================================================


Earnings per share of
common stock
      Basic                           $     1.78                                                                        $     1.43
      Diluted                         $     1.76                                                                        $     1.42
                                      ===========                                                                       ===========

See accompanying notes to unaudited pro forma condensed consolidated statements of earnings.

                                            Unaudited Pro Forma Condensed Consolidated
                                                       Statement of Earnings

                                               Nine Months ended September 30, 2001
                                         (Dollars in Thousands, Except Per Share Amounts)

                                              Historical                     Pro Forma Adjustments
                                   ----------------------------------    ---------------------------------
                                                                             Eliminate
                                     The Company           State              State France       Other
                                                        Industries              S.A.(1)       Adjustments               Pro Forma
                                   ----------------------------------    ----------------------------------------------------------
Net sales                               $895,615           $235,143            $(10,013)        $10,732    (2)          $1,131,477
Cost of products sold                    735,599            193,707              (7,872)          9,775    (2)             931,209
                                   ------------------------------------------------------------------------------------------------
Gross profit                             160,016             41,436              (2,141)            957                    200,268

Selling, general and
      Administrative expenses            109,837             36,764              (1,992)         (1,681)   (2),(4)         142,928
Interest expense                          12,867              3,991                 (38)            495    (3)              17,315
Amortization of intangibles                5,200                  -                                 255    (4)               5,455
Other expense - net                        1,711              2,530                 (25)         (2,234)   (3)               1,982
                                   ------------------------------------------------------------------------------------------------
                                          30,401             (1,849)                (86)          4,122                     32,588
Provision for (benefit from)
    Income taxes                          10,793               (773)                (10)          1,620    (5)              11,630
                                   ------------------------------------------------------------------------------------------------
Earnings from continuing
      operations                        $ 19,608           $ (1,076)           $    (76)        $ 2,502               $     20,958
                                   ================================================================================================


Earnings per share of
common stock
      Basic                           $     0.83                                                                        $     0.89
      Diluted                         $     0.82                                                                        $     0.88
                                      ===========                                                                       ===========

See accompanying notes to unaudited pro forma condensed consolidated statements of earnings.

   Notes to Unaudited Pro Forma Condensed Consolidated Statements of Earnings

                             (Dollars in Thousands)

(1) Eliminates the accounts of State France S.A., a wholly owned subsidiary of State Industries, which was not part of the Acquisition.

(2) Represents adjustments to net sales, cost of products sold and selling, general and administrative expenses which are comprised of the following:

                                                                                    Nine months
                                                                Year ended             ended
                                                             December 31, 2000   September 30, 2001
                                                             --------------------------------------
        Depreciation of property, plant and equipment (a)
             Cost of products sold                             $    7,123            $    5,496
             Selling, general and administrative expenses             977                   580
        Elimination of historical depreciation of property,
             plant and equipment
             Cost of products sold                                 (9,749)               (6,453)
             Selling, general and administrative expenses          (1,337)                 (681)
        Reclassification of certain expenses to conform
             to the Company's presentation (b)
             Net sales                                            (16,441)              (10,732)
             Cost of products sold                                 16,441                10,732
        Elimination of certain expenses that will not be
             incurred in the future (c)
             Selling, general and administrative expenses          (1,345)               (1,400)

     (a) The valuation of property, plant and equipment is based on a third-party appraisal of the fair value of such assets. Depreciation is computed over the remaining estimated useful lives of the respective assets. The lives of the assets acquired have been adjusted to reflect the estimated remaining useful lives.

     (b) Freight costs incurred by State Industries to deliver product to the customer have been reclassified to properly reflect such expenses as costs of products sold rather than as a reduction of sales.

     (c) Certain previous owners of State Industries were employees of the business and are not being retained or replaced in kind, and therefore, payroll and other expenses associated with these individuals will not be incurred in the future.

   Notes to Unaudited Pro Forma Condensed Consolidated Statements of Earnings,
                                   Continued

                             (Dollars in Thousands)


(3) Represents incremental interest expense based upon the pro forma debt of the Company following the Acquisition, at the average interest rates of 5.06% and 6.70% for the nine months and year ended September 30, 2001 and December 31, 2000 respectively, as if the Acquisition had been consummated as of the beginning of the periods presented. In addition, State Industries recorded as "Other Expense" a management fee charged by its parent for interest requirements and other costs incurred relative to the parent's debt.

(4) Approximately $3.9 million of the purchase price has been allocated to identifiable intangible assets of which $3.0 million was assigned to the trademarks that are not subject to amortization. The amortization of the remaining intangible assets is based on lives which range from 5 to 15 years. Additionally, amortization of State Industries intangible assets of $241 thousand and $180 thousand for the year ended December 31, 2000 and the nine months ended September 29, 2001, respectively, has been reclassified from selling, general and administrative expense to conform to the Company's presentation.

(5) Represents adjustment to the provision for income taxes on a pro forma basis to reflect the expected State Industries effective tax rate of 38.25%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  March 12, 2002


                                    A. O. Smith Corporation



                                    By:  /s/ John J. Kita
                                       ----------------------------
                                       John J. Kita
                                       Vice President, Treasurer and Controller

                             A. O. SMITH CORPORATION

                   Exhibit Index to Current Report on Form 8-K
                             Dated December 28, 2001

Exhibit
Number                            Description
-------                           -----------

(2) Stock Purchase and Sale Agreement, dated as of September 13, 2001, by and among the shareholders of Ocelot Oil Corp., the beneficiaries of the Herbert W. Lindahl, Jr. State Industries Trust and the John Lindahl State Industries Trust, State Industries, Inc. Ocelot Oil Corp., John R. Lindahl, Herbert W. Lindahl, Jr. and A. O. Smith Corporation.* [Previously filed with this Current Report on Form 8-K]

(23)      Consent of Independent Auditors



---------------------------

*The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.